                                                                    Exhibit 99.1

          PRIMUS GUARANTY REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

HAMILTON, BERMUDA - August 8, 2006 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS), a leading provider of credit protection, announced today GAAP net income of $10.7 million, or $0.24 per diluted share for its second quarter 2006, compared with a GAAP net loss of $9.2 million, or $0.21 per diluted share for the second quarter of 2005. For the six months ended June 30, 2006, GAAP net income was $45.8 million, or $1.03 per diluted share, compared with a GAAP net loss of $23.0 million, or $0.53 per diluted share, for the six months ended June
30, 2005.

ECONOMIC RESULTS

In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and more meaningful, alternative view of long-term trends in profitability.

During the second quarter of 2006, Economic Results were $12.4 million, or $0.28 per diluted share, compared with $6.3 million, or $0.14 per diluted share, in the second quarter of 2005. For the six months ended June 30, 2006, Economic
Results were $24.1 million, or $0.54 per diluted share, compared with Economic
Results of $13.9 million, or $0.31 per diluted share, for the six months ended
June 30, 2005.

Commenting on the second quarter 2006, Primus Guaranty Chief Executive Officer,
Thomas W. Jasper, noted "I am extremely pleased with our performance this quarter, as our Economic Results of $12.4 million are the highest quarterly
Economic Results in our history. We managed to grow our portfolio by approximately 25%, while increasing premium income by more than 30% over the year earlier quarter. Further, we improved our Economic ROE to 14.2%, a significant improvement compared to the second quarter of last year."

"We also made significant progress in the execution of our asset management strategy, including making key hires and in establishing some important dealer relationships which will facilitate the capital raising for both our high yield and relative value activities. Our focus continues to be growing our credit swap portfolio at good risk adjusted returns while continuing our expansion into asset management."

SECOND QUARTER REVENUES

GAAP revenues for the second quarter 2006 were $23.9 million, an increase of
$25.5 million from the year-earlier quarter. The increase is mainly attributable to lower unrealized mark-to-market losses and increased premium and interest income during the second quarter of 2006.

Economic revenues for the second quarter 2006 were $25.7 million, an increase of
85% from $13.9 million in the year-earlier quarter.

Contributing to the growth in Economic revenues was a 35% increase in premium income from Primus Financial's* credit swaps sold, to $17.1 million in the second quarter of 2006, compared with $12.7 million in the same period of 2005.
The increase reflects the continued growth of Primus Financial's credit swap portfolio to $15.4 billion.

Realized losses on the Primus Financial portfolio of credit swaps sold were $219 thousand in the second quarter of 2006, compared with $3.0 million for the same period of the prior year. These losses are attributable to our decision to reduce credit exposure through the early termination of certain credit swaps sold. To date, there have been no credit events in our portfolio of credit swaps sold.

Net credit swap revenue for PRS Trading was negative $29 thousand for the second quarter 2006. PRS Trading commenced trading in January 2006, therefore there is no prior period comparison. All components of net credit swap revenue for PRS
Trading are incorporated in our Economic Results.

Net total return swap revenue was $124 thousand for the second quarter 2006.
There was no corresponding revenue in 2005, as this trading activity commenced in April 2006. Net total return swap revenue is incorporated in our Economic
Results.

Consolidated interest income for the second quarter of 2006 was $6.8 million, an increase of approximately $4.0 million from the second quarter of 2005. The increase is primarily driven by higher investment yields and an increase in average invested balances. The average investment yield in the second quarter of
2006 increased to 4.26%, from an adjusted 2.79% in the same quarter of 2005.
Weighted average balances were $638 million for the second quarter of 2006, compared with $483 million in the same quarter of 2005.

SECOND QUARTER OPERATING AND FINANCING EXPENSES

Operating expenses, excluding financing costs, were $9.0 million for the second quarter of 2006, compared with $6.0 million in the second quarter of 2005. The increase in expenses is mainly attributable to the expansion of our business operations in the second quarter of 2006, resulting in additional expenses related to compensation, professional and legal fees.

Financing costs, comprising distributions on preferred shares and interest expense, were $4.3 million in the second quarter of 2006, compared with $1.6 million in the year earlier quarter. The increase in financing costs was primarily attributable to increased interest rates and additional interest expense associated with the $125.0 million of notes issued by Primus Financial
Products in December 2005.

SIX MONTHS ENDED JUNE 30 REVENUES

GAAP revenues for the six months ended June 30, 2006 were $70.8 million, an increase of $77.3 million from the year-earlier period. The increase is mainly attributable to the appreciation in the fair value of the portfolio as market premium levels as of June 30, 2006 tightened relative to the prevailing rates at
June 30, 2005.

Economic revenues for the six months ended June 30, 2006 were $49.1 million, an increase of 62% from $30.4 million in the year-earlier period.

Contributing to the growth in Economic revenues was a 35% increase in premium income from Primus Financial's* credit swaps sold, to $33.0 million for the first six months of 2006, compared with $24.4 million in the same period of
2005. The increase reflects the continued growth of Primus Financial's credit swap portfolio.

Realized losses on the Primus Financial portfolio of credit swaps sold were $996 thousand for the first six months of 2006, compared with $3.0 million for the same period of the prior year. These losses are attributable to our decision to reduce credit exposure through the early termination of certain credit swaps sold. To date, there have been no credit events in our portfolio of credit swaps sold.

Net credit swap revenue for PRS Trading was negative $261 thousand for the six months ended June 30, 2006. PRS Trading commenced trading in January 2006, therefore there is no prior period comparison. All components of net credit swap revenue for PRS Trading are incorporated in our Economic Results.

Net total return swap revenue was $124 thousand for the first six months of
2006. There was no corresponding revenue in 2005, as this trading activity commenced in April 2006. Net total return swap revenue is incorporated in our
Economic Results.

Consolidated interest income for six months ended June 30, 2006 was $13.4 million, an increase of approximately $6.9 million from the same period of 2005.
The increase is primarily driven by higher investment yields and an increase in average invested balances. The average investment yield in the first six months of 2006 increased to 4.23%, from an average of 2.92% in the same period of 2005.

SIX MONTHS ENDED JUNE 30 OPERATING AND FINANCING EXPENSES

Operating expenses, excluding financing costs, were $17.1 million for six months ended June 30, 2006, compared with $13.7 million for the same period of 2005.
The increase in expenses is mainly attributable to the expansion of our business operations in the second quarter of 2006, resulting in additional expenses related to compensation, professional and legal fees.
Financing costs, comprising distributions on preferred shares and interest expense, were $7.9 million for the six months ended June 30, 2006, compared with
$2.8 million in the year earlier period. The increase in financing costs was primarily attributable to increased interest rates and additional interest expense associated with the $125.0 million of notes issued by Primus Financial
Products in December 2005.

CREDIT SWAP PORTFOLIO- PRIMUS FINANCIAL*

Single Name Credit Swap

At June 30, 2006, Primus Financial's portfolio of single name credit swaps sold totaled $15.0 billion, up 12% from $13.4 billion at December 31, 2005. There were 550 reference entities in the portfolio at June 30, 2006 compared with 532 at December 31, 2005. The second quarter 2006 new transaction volume for single name credit swaps sold was $655 million, with a weighted average premium of 33 basis points, and an average original tenor of 5.2 years. The weighted average original premium on the $15.0 billion portfolio of single name credit swaps sold as of June 30, 2006 was 44 basis points. Of the $655 million new transaction volume for single name credit swaps sold, $15 million was attributable to credit swaps against sub-investment grade reference entities (limited to the BB sector)
at a weighted average premium of 93 basis points.

Tranche

The second quarter 2006 new transaction volume for tranches sold was $200 million, with a weighted average premium of 114 basis points, and an average original tenor of 7.2 years. Tranche notional sold was $350 million at June 30,
2006, with a weighted average premium of 105 basis points.

BALANCE SHEET

At June 30, 2006, total assets, on a GAAP basis, were $716.7 million, an increase of 6% from $673.1 million at December 31, 2005. At June 30, 2006, net shareholders' equity was $407.2 million, a 13% increase from $361.9 million at
December 31, 2005. GAAP book value per diluted share was $9.19 at June 30, 2006, relative to $8.12 at December 31, 2005. Economic book value per diluted share was $8.08 at June 30, 2006, relative to $7.45 at December 31, 2005.

Total cash, cash equivalents and available-for-sale investments at June 30, 2006 were $646.8 million, of which $590.7 million resides at Primus Financial.

Net unrealized gains on Primus credit and other swaps purchased and sold was
$46.1 million at June 30, 2006, up from $21.8 million at December 31, 2005. The change was primarily due to declines in market credit swap premium levels, which resulted in a net increase in the value of the consolidated portfolio.

EARNINGS CONFERENCE CALL

Primus Guaranty will host a conference call Tuesday, August 8, 2006, at 11:00 AM
(ET) with access available via Internet and telephone. To access the live conference call, dial (800) 573-4752 (toll-free domestic) or (617) 224-4324
(international). The access code is 98167935. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for three weeks via telephone starting at approximately 1:00 PM (ET)
on Tuesday, August 8, 2006, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 45653314. The webcast will be live as well as archived for one quarter on Primus Guaranty's website: www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on the webcast icon in the center of the page.

Supplemental financial information, including additional portfolio and historical data, will be available on Primus Guaranty, Ltd.'s website under
"Investor Relations-Webcasts" or by clicking on http://phx.corporate-ir.net/
phoenix.zhtml?c=179637&p=irol-presentations.

ABOUT PRIMUS GUARANTY

Primus Guaranty, Ltd., through one of its operating subsidiaries, Primus
Financial Products, LLC, offers protection against the risk of default on corporate and sovereign obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's Investor Service,
Inc. and AAA by Standard & Poor's Rating Services. The other principal operating subsidiary of Primus Guaranty, Primus Asset Management, Inc., provides credit portfolio management services to Primus Financial, as well as third parties.

The company is traded on the New York Stock Exchange under the symbol PRS.
Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products and Primus Asset Management,
headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-K, as filed with the SEC.

*NOTE: Primus Financial revenues and portfolio details exclude the three credit swap transactions with its affiliate (2nd quarter 2006 and 2005 premiums = $86 thousand and $86 thousand; notional = $87 million in both periods), Primus Re, as the effects of the results of operations are eliminated in the consolidation.

                              PRIMUS GUARANTY, LTD.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                     (in thousands except per share amounts)

                                                                              JUNE 30,       DECEMBER 31,,
                                                                                2006            2005
                                                                            ------------- -----------------
                                                                             (unaudited)

ASSETS
Cash and cash equivalents...............................................    $     96,648   $        69,355
Available-for-sale investments..........................................         550,160           560,147
Accrued interest receivable.............................................           5,340             5,127
Accrued premiums and interest receivable on credit and other swaps......           3,500             3,461
Premiums receivable on financial guarantees.............................             100               300
Unrealized gain on credit and other swaps, at fair value................          50,440            25,342
Fixed assets and software costs, net....................................           5,803             4,993
Debt issuance costs, net................................................           3,074             3,147
Other assets............................................................           1,665             1,210
                                                                            ------------- -----------------
     Total assets.......................................................    $    716,730   $       673,082
                                                                            ============= =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...................................    $      1,793   $         3,035
Compensation payable....................................................           3,875             4,833
Interest payable........................................................             160               404
Accrued premiums on credit swaps........................................              26                 -
Taxes payable...........................................................              46                54
Unrealized loss on credit and other swaps, at fair value................           4,350             3,521
Deferred credit swap premiums...........................................              35                46
Deferred financial guarantee premiums...................................             200               401
Deferred rent payable...................................................             540               416
Long-term debt..........................................................         200,000           200,000
                                                                            ------------- -----------------
     Total liabilities..................................................         211,025           212,710

Preferred securities of subsidiary......................................          98,521            98,521

Stockholders' equity:
   Common stock, $0.08 par value, 62,500,000 shares authorized, 43,306,084 and
     43,176,511 shares issued and outstanding at June
     30, 2006 and December 31, 2005.....................................           3,572             3,572
   Additional paid-in-capital...........................................         267,547           265,848
   Warrants.............................................................             612               612
   Accumulated other comprehensive loss.................................         (6,383)           (4,254)
   Retained earnings ...................................................         141,836            96,073
                                                                            ------------- -----------------
    Total stockholders' equity..........................................         407,184           361,851
                                                                            ------------- -----------------
    Total liabilities, preferred securities of subsidiary and
    stockholders' equity................................................    $    716,730   $       673,082
                                                                            ============= =================

                              PRIMUS GUARANTY, LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share amounts)

                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                               JUNE 30,                     JUNE 30,
                                                     ----------------------------- ----------------------------
                                                         2006           2005          2006           2005
                                                     -------------- -------------- ------------ ---------------
                                                              (unaudited)                 (unaudited)

REVENUES
Net credit swap revenue (loss).................       $   16,831     $ (3,579)   $    56,960    $ (11,777)
Net total return swap revenue.................               124             -           124             -
Premiums earned on financial guarantees.......               100           100           200           199
Asset management fees.........................               118            49           167            91
Interest income...............................             6,786         2,793        13,387         6,486
Investment portfolio realized gains...........                 -            23             -            23
Foreign currency revaluation loss.............              (18)         (955)          (24)       (1,519)
                                                     -------------- --------------------------- -------------
Total net revenues............................            23,941       (1,569)        70,814       (6,497)
                                                     -------------- --------------------------- -------------

EXPENSES
Compensation and employee benefits............             5,603         3,406        10,494         8,602
Professional and legal fees...................             1,069           796         2,284         1,750
Depreciation and amortization.................               608           525         1,197         1,041
Technology and data...........................               421           398           820           715
Interest expense..............................             2,653           497         5,102           991
Other.........................................             1,291           853         2,330         1,618
                                                     -------------- --------------------------- -------------
Total expenses................................            11,645         6,475        22,227        14,717
Distributions on preferred securities of
   subsidiary.................................           (1,638)       (1,127)       (2,769)       (1,775)
                                                     -------------- --------------------------- -------------
Income (loss) before provision for income taxes           10,658       (9,171)        45,818      (22,989)
Provision for income taxes....................                 -           (9)          (55)          (45)
                                                     -------------- --------------------------- -------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES..        $   10,658     $ (9,180)   $    45,763    $ (23,034)
                                                     ============== =========================== =============

Income (loss) per common share:
Basic.........................................        $     0.25     $  (0.21)   $      1.06    $   (0.53)
Diluted.......................................        $     0.24     $  (0.21)   $      1.03    $   (0.53)
Average common shares outstanding:
Basic.........................................            43,294        43,108        43,270        43,160
Diluted.......................................            44,287        43,108        44,316        43,160

Microsoft Word 11.0.5604;PRIMUS GUARANTY, LTD.
REGULATION G DISCLOSURE
ECONOMIC RESULTS
JUNE 30, 2006

In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and more meaningful, alternative view of long-term trends in profitability.

(IN 000'S EXCEPT PER SHARE AMOUNTS)                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                      JUNE 31,               JUNE 31,
                                                               ----------------------   ---------------------
                                                                  2006         2005       2006        2005
                                                               ---------    --- -----   --------    ---------

GAAP NET INCOME                                                 $ 10,658    $ (9,180)   $ 45,763    $(23,034)
Adjustments:
Less: Change in unrealized fair value of credit
swaps sold (gain)losses                                              121      14,258     (24,590)     34,198
Less: Realized gains from early termination of
credit swaps sold                                                   (111)       (470)       (613)       (589)
Add: Amortization of realized gains from the early
termination of credit swaps sold                                   1,763       1,665       3,497       3,289

-------------------------------------------------------------------------------------------------------------
NET ECONOMIC RESULTS                                            $ 12,431    $  6,273    $ 24,057    $ 13,864
-------------------------------------------------------------------------------------------------------------

Economic earnings per diluted share                                $0.28       $0.14      $ 0.54       $0.31

Economic weighted average common shares outstanding-diluted

                                                                  44,287      44,531      44,316      44,669